EXHIBIT 3.1

EXECUTION COPY

Second Amended and Restated
Limited Liability Company Agreement
of
BA Credit Card Funding, LLC

This Second Amended and Restated Limited Liability Company Agreement of BA Credit Card Funding, LLC (this “Agreement”), is made by Bank of America, National Association, a national banking association (“BANA”), as the sole Member, and the Board of Directors. Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A attached hereto.

Whereas, Banc of America Consumer Card Services, LLC (“BACCS”), a North Carolina limited liability company, has heretofore formed a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”) by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on May 3, 2006, and entering into a Limited Liability Company Agreement of the Company, dated as of May 3, 2006 (the “Original LLC Agreement”);

Whereas, BACCS has heretofore continued the Company pursuant to an Amended and Restated Limited Liability Company Agreement of the Company, dated October 20, 2006 (the “Amended and Restated LLC Agreement”);

Whereas, as of the close of business on the date hereof, and pursuant to Section 21 of the Amended and Restated LLC Agreement, BACCS has assigned, transferred and conveyed all of its limited liability company interest in the Company to BANA, and BANA has become the new sole member of the Company pursuant to an Assignment of Limited Liability Company Interest and Amendment to Amended and Restated Limited Liability Company Agreement of BA Credit Card Funding, LLC, dated as of the date hereof (the “Assignment”);

Whereas, as of the close of business on or about July 17, 2015, BACCS is expected to wind up its operations, distribute its assets to its parent, BANA, pursuant to a liquidating distribution and cease to exist as an entity; and

Whereas, BANA, as the new sole member, desires to continue the Company as a limited liability company under the Act and to amend and restate the Amended and Restated LLC Agreement in its entirety.

Now, Therefore, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further amend and restate the Amended and Restated LLC Agreement and agree as follows:

Section 1.     Name.

The name of the limited liability company heretofore formed and continued by this Agreement is BA Credit Card Funding, LLC.

Section 2.     Principal Business Office.

The principal business office of the Company shall be located at Hearst Tower, 214 North Tryon Street, Suite # 21-39, NC1-027-21-04, Charlotte, NC 28255, or such other location as may hereafter be determined by the Board.

Section 3.     Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 4.     Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 5.     Members.

(a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to the Amended and Restated LLC Agreement.

(b) Subject to Section 9(j), the Member may act by written consent.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), each Person acting as an Independent Director pursuant to Section 10, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically shall be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, that the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or any matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as an Independent Director pursuant to Section 10 shall not be a member of the Company.

Section 6.     Certificates.

Christine M. Costamagna has been designated, and hereby is confirmed, as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. An Officer, or if required by applicable law, the Member, shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Board may wish the Company to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.     Purposes.

The purpose to be conducted or promoted by the Company is to engage in the following activities:

(a) (i)(A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, the Receivables Purchase Agreement, (B) to purchase or otherwise acquire certain credit card receivables and other related assets (the “Purchased Assets”) from BACCS, BANA and any applicable successor thereto in accordance with the Receivables Purchase Agreement and related transaction documents, (C) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments and supplements to the Receivables Purchase Agreement, including any supplemental conveyances, (D) to engage in any activities necessary, appropriate or convenient in connection with the Receivables Purchase Agreement and the acquisition of the Purchased Assets and (E) to authorize, execute, deliver, exercise and perform any other agreement, notice or document in connection with, relating to or contemplated by the foregoing;

(ii) to purchase, acquire, own, hold, service, dispose of, endorse, sell, transfer, assign, convey, pledge, grant and finance the Purchased Assets;

(iii) (A) to execute, deliver, incur debt and other obligations and perform its obligations under the Revolving Credit Agreement, (B) to execute and deliver, and to perform its obligations under, any amendments or supplements to the Revolving Credit Agreement, (C) to engage in any activities necessary, appropriate or convenient in connection with the Revolving Credit Agreement, and (D) to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Revolving Credit Agreement;

(iv) (A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, the Transfer and Participation Agreement, (B) to acquire the Participation Interest from the Bank in accordance with the Transfer and Participation Agreement and related transaction documents, (C) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments or supplements to the Transfer and Participation Agreement, (D) to engage in any activities necessary, appropriate or convenient in connection with the Transfer and Participation Agreement, and (E) to authorize, execute, deliver, exercise and perform any other agreement, notice or document, in connection with, relating to or contemplated by the foregoing;

(v) (A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, the Allocation Agreement, (B) to acquire increases in the Participation Interest from the Bank in accordance with the Allocation Agreement and related transaction documents, (C) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments or supplements to the Allocation Agreement, (D) to engage in any activities necessary, appropriate or convenient in connection with the Allocation Agreement, and (E) to authorize, execute, deliver, exercise and perform any other agreement, notice or document, in connection with, relating to or contemplated by the foregoing;

(vi) (A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, the Contribution Agreement, including, without limitation, the termination of the Transfer and Participation Agreement and the Allocation Agreement thereby, (B) to acquire the Participated Assets from BACCS in accordance with the Contribution Agreement and related transaction documents, (C) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments or supplements to the Contribution Agreement, (D) to engage in any activities necessary, appropriate or convenient in connection with the Contribution Agreement, and (E) to authorize, execute, deliver, exercise and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Contribution Agreement;

(vii) to acquire, own, hold, service, dispose of, sell, transfer, assign, convey, pledge, grant and finance the Participation Interest and the Participated Assets (including increases in the Participation Interest or the Participated Assets);

(viii) (A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, the Administrative Services Agreement, (B) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments or supplements to the Administrative Services Agreement, (C) to engage in any activities necessary, appropriate or convenient in connection with the Administrative Services Agreement, and (D) to authorize, execute, deliver, exercise and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Administrative Services Agreement;

(ix) (A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, any Asset Representations Review Agreement, (B) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments or supplements to any Asset Representations Review Agreement, (C) to engage in any activities necessary, appropriate or convenient in connection with any Asset Representations Review Agreement and (D) to authorize, execute, deliver, exercise and perform any other agreement, notice or document, in connection with, relating to or contemplated by any Asset Representations Review Agreement;

(x) to engage in any activities necessary, appropriate or convenient to own, hold, receive, exchange, dispose of, otherwise deal in and exercise all rights, powers, privileges and all other incidents of ownership or possession with respect to all of the Company’s property, including the Purchased Assets, the Participated Assets and the Participation Interest (including increases in the Participation Interest or the Participated Assets), any property which may be acquired by the Company as a result of any distribution in respect of the Purchased Assets, the Participated Assets and the Participation Interest (including increases in the Participation Interest or the Participated Assets), and any property received by the Company as a contribution from the Member;

(xi) to be substituted for the Bank and to assume the rights and obligations of the Bank as Seller or Transferor and to become the Seller or Transferor and assume all of the rights and obligations of the Seller or Transferor under the terms of the Pooling and Servicing Agreement and under the terms of each Series Supplement thereto and to assume all of the rights and obligations of the Seller or Transferor under and with respect to the other documents and agreements (including, without limitation, any credit enhancement agreements) previously entered into by the Bank, as Seller, related to Master Trust II and the Master Trust II Obligations issued by Master Trust II;

(xii) to be substituted for the Bank and to assume the rights and obligations of the Bank as Transferor and to assume all of the rights and obligations of the Transferor under the Transfer Agreements;

(xiii) to be substituted for the Bank and to assume the rights and obligations of the Bank as Transferor and Owner and to assume all of the rights and obligations of the Transferor and Owner under the Secured Note Trust Agreements;

(xiv) to be substituted for the Bank and to assume the rights and obligations of the Bank as Transferor and Beneficiary and to assume all of the rights and obligations of Transferor and Beneficiary under the Master Note Trust Agreement;

(xv) (A) to execute and deliver, and to exercise and perform its rights and obligations under the Pooling and Servicing Agreement, (B) to sell or otherwise transfer all or any of the Purchased Assets to the Master Trust II Trustee in connection therewith, (C) to execute Master Trust II Obligations issued under the Pooling and Servicing Agreement and any Series Supplements, (D) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments, supplements or assignments, reassignments or reconveyances of receivables and related assets to the Pooling and Servicing Agreement, (E) to provide for the issuance of additional Series Supplements and other documents related to the issuance of Master Trust II Obligations and (F) to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Pooling and Servicing Agreement and the Series Supplements thereto;

(xvi) (A) to execute and deliver, and to exercise and perform its rights and obligations under each document or agreement to which it becomes a party by substitution for the Bank as Transferor or Owner, (B) to execute and deliver, and to exercise and perform its rights and obligations under any amendments or supplements related to the Transfer Agreements and the Secured Note Trust Agreements, including, without limitation, each of the Class C Note Trust Amendments, and (C) to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection, relating to or contemplated by the Transfer Agreements, the Secured Note Trust Agreements and the Class C Note Trust Amendments;

(xvii) (A) to execute and deliver, and to exercise and perform its rights and obligations under each document or agreement to which it becomes a party by substitution for the Bank as Transferor or as Beneficiary, (B) to execute and deliver, and to exercise and perform its rights and obligations under any amendments or supplements related to the Master Note Trust Agreement, and (C) to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection, relating to or contemplated by the Master Note Trust Agreement;

(xviii) to acquire, hold, enjoy, sell or otherwise transfer and grant rights in all of the rights and privileges of any certificate, interest or other indicia of beneficial ownership issued by Master Trust II, the Master Note Trust or the Secured Note Trusts or any similar trust to the Company pursuant to any trust agreement, purchase agreement, pooling and servicing agreement, transfer and servicing agreement, transfer and administration agreement, indenture or other document;

(xix) to execute and deliver, and to exercise and perform all of its rights and obligations under or with respect to, the Basic Documents, the Independent Director Agreement and any other documents, agreements or instruments contemplated thereby, and any amendments, restatements, supplements or other modifications thereto;

(xx) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the foregoing purposes (including the execution of any notices or filings with governmental authorities and the execution of any interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements); and

(xxi) to take all other actions necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware and to qualify the Company to do business as a foreign limited liability company in any jurisdiction in which such qualification, in the opinion of the Board, is required.

(b) The Company is hereby authorized to execute, deliver and perform, and any Director or Officer on behalf of the Company is hereby authorized to execute, deliver and perform, the Basic Documents, the Independent Director Agreement and all agreements, certificates and other documents contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other Person, notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Director or Officer to enter into other agreements on behalf of the Company.

Section 8.     Powers.

Subject to Section 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.     Management.

(a) Board of Directors. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 10, the Member may determine at any time, in its sole and absolute discretion, the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time, in its sole and absolute discretion, upon notice to all Directors and subject in all cases to Section 10. The current number of Directors is four, one of whom is an Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The current Directors designated by the Member are listed on Schedule D attached hereto.

(b) Powers. Subject to Section 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7 and 9, the Board of Directors has the authority to bind the Company.

(c) Meetings of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, electronic mail or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any Director.

(d) Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board, or of any committee designated by the Board, may be taken without a meeting if (i) all members of the Board or such committee, as the case may be, consent thereto in writing and (ii) the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board or such committee by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f) Committees of Directors. (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii) Any such committee, to the extent provided in the resolution of the Board but subject to Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Any such committee shall have such names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h) Removal of Directors. Subject to Section 10 and unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, a Director may not bind the Company.

(j) Limitations on the Company’s Activities. (i) This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29 or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including all Independent Directors). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, so long as any Obligation is outstanding, none of the Member, the Board, any Officer or any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including all Independent Directors), to take any Material Action, provided, however, that, so long as any Obligation is outstanding, the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity.

(iv) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. The Board also shall cause the Company at all times to do the following:

(A) maintain its own separate office, books and records and bank accounts;

(B) hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(C) have a Board of Directors separate from that of the Member and any other Person; provided, however, that the Board of the Company may be comprised of the same Persons who comprise the board of any Affiliate that is a special-purpose bankruptcy-remote entity;

(D) file its own tax returns to the extent required under applicable law and to the extent (1) not part of a consolidated group filing or a consolidated return and (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(E) except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

(F) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(G) maintain separate financial statements and prepare and maintain its financial records in accordance with applicable generally accepted accounting principles;

(H) pay its own liabilities only out of its own funds;

(I) maintain an arm’s-length relationship with the Member and its other Affiliates;

(J) pay the salaries of its own employees;

(K) not hold out its credit or assets as being available to satisfy the obligations of others;

(L) allocate fairly and reasonably any overhead for shared office space;

(M) use separate stationery, invoices and checks;

(N) except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

(O) correct any known misunderstanding regarding its separate identity and credit;

(P) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(Q) cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(R) not acquire any securities of the Member; and

(S) cause the Directors, Officers, agents and other representatives of the Company to act with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(v) So long as any Obligation is outstanding, the Board shall not cause or permit the Company to do any of the following:

(A) except as contemplated by the Basic Documents, guarantee any obligation of any Affiliate or any other Person;

(B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Basic Documents or this Section 9(j);

(C) incur, create or assume any indebtedness other than as contemplated by the Basic Documents;

(D) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance contemplated by the Basic Documents and permit the same to remain outstanding in accordance therewith;

(E) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests, other than such activities as are contemplated by the Basic Documents; or

(F) except as contemplated or permitted by the Basic Documents, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

Section 10.     Independent Director.

As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising his or her rights and performing their duties under this Agreement, any Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11.     Officers.

(a) Officers. The Officers of the Company shall be designated by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Additional or successor Officers of the Company shall be chosen by the Board. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

(b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except (i) where required or permitted by law or this Agreement to be otherwise executed, including by Section 7(b), (ii) where execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).

(c) Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or if there be more than one, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, if any (or if there be more than one, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, if any (or if there be more than one, the Assistant Treasurers in the order designated by the Board, or in the absence of any designation, then in order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g) Duties of the Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12.     Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.

Section 13.     Capital Contributions.

The Member has made a capital contribution to the Company. In accordance with Section 5(c), the Special Members shall not be required to make any capital contributions to the Company.

Section 14.     Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, subject to Section 9(j), the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement), and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.     Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 16.     Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

Section 17.     Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company’s books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Board. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Board.

Section 18.     Reports.

(a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i) a balance sheet of the Company;

(ii) an income statement of the Company for such fiscal year; and

(iii) a statement of the Member’s capital account.

(c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19.     Other Business.

Notwithstanding any duty otherwise existing at law or in equity, the Member, the Special Members and any Officer, Director, employee or agent of the Company and any Affiliate of the Member or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.     Exculpation and Indemnification.

(a) To the fullest extent permitted by applicable law, none of the Member, the Special Members, or any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets or liabilities of the Company, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21.     Assignments.

The Member may assign in whole or in part its limited liability company interest in the Company; provided, however, the Member shall not sell, assign, transfer or otherwise convey its limited liability company interest in the Company without (i) delivering to the Bank a legal opinion of nationally recognized tax counsel generally to the effect that such transaction will not adversely affect the federal income tax status of any of Master Trust II, the Master Note Trust or any Secured Note Trust or adversely affect the federal income tax characterization of any outstanding debt issued by any of such trusts, and (ii) satisfying the Rating Agency Condition. Subject to Section 23, the transferee of a limited liability company interest in the Company shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement, and the Company shall continue without dissolution.

Section 22.     Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.     Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company upon (i) obtaining the written consent of the Member, and (ii) delivering to the Bank a legal opinion of nationally recognized tax counsel generally to the effect that such admission will not adversely affect the federal income tax status of any of Master Trust II, the Master Note Trust or any Secured Note Trust or adversely affect the federal income tax characterization of any outstanding debt issued by any of such trusts.

Section 24.     Dissolution.

(a) The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company, and upon the occurrence of such an event, the Company shall continue without dissolution.

(c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25.     Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26.     Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons but only to the extent set forth in Section 20) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons but only to the extent set forth in Section 20).

Section 27.     Severability of Provisions.

Each provision of this Agreement shall be considered severable, and if for any reason any provision herein is determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.     Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.     Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms.

Section 30.     Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31.     Amendments.

Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended, unless the Rating Agency Condition is satisfied, except (i) to cure any ambiguity or (ii) to change or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 32.     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.     Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (i) in the case of the Company, to the Company at its address in Section 2, (ii) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto, Attention Scott McCarthy, with a copy to Bank of America, National Association, 214 North Tryon Street, Mail Code: NC1-027-20-05, Charlotte, North Carolina 28255, Attention Greg Lumelsky, and (iii) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

[The remainder of this page is left blank intentionally.]

In Witness Whereof, the undersigned have duly executed this Second Amended and Restated Limited Liability Company Agreement as of the close of business on the 8th day of July, 2015.

Member:

Bank of America, National Association

By:	/s/Keith W. Landis
Name: Keith W. Landis
Title: V.P.

[Signature Page to Second Amended and Restated Limited Liability Company Agreement]

Directors:

/s/ Joseph Lombardi
Name: Joseph Lombardi

/s/ Stephanie L. Vincent
Name: Stephanie L. Vincent

/s/ Scott W. McCarthy
Name: Scott W. McCarthy

/s/ Albert Fioravanti
Name: Albert Fioravanti

[Signature Page to Second Amended and Restated Limited Liability Company Agreement]

Schedule A

Definitions

A. Definitions. The following terms, when capitalized in this Agreement, shall have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Administrative Services Agreement” means the Amended and Restated Administrative Services and Premises Agreement, dated as of October 20, 2006, between the Company and BANA, as amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person.

“Agency Amendments” means each of (a) the First Amendment to Paying Agent Agreement, dated as of October 20, 2006, among the Bank, as seller and servicer, the Master Trust II Trustee, Credit Suisse, as principal paying agent and agent bank, and the Additional Paying Agents (as defined therein), and acknowledged and accepted by the Company, as transferor, and (b) the First Amendment to Agency Agreement, dated as of October 20, 2006, among the Bank, as seller and servicer, the Master Trust II Trustee, JPMorgan Chase Bank, London Branch, as paying agent and principal paying agent, and acknowledged and accepted by the Company, as transferor, each as amended, restated, supplemented or otherwise modified from time to time.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Allocation Agreement” means the Allocation Agreement, dated as of May 10, 2006, between the Company and the Bank, as amended, restated, supplemented or otherwise modified from time to time.

“Asset Representations Review Agreement” means any agreement by and between the Bank, as servicer, the Company, as transferor, and a third party, as asset representations reviewer, as may be entered into, amended, restated, or otherwise modified from time to time pursuant to the Pooling and Servicing Agreement.

“Amended and Restated LLC Agreement” has the meaning set forth in the preamble to this Agreement.

“Assignment” has the meaning set forth in the preamble to this Agreement.

“BACCS” means Banc of America Consumer Card Services, LLC, a North Carolina limited liability company, together with its successors and assigns.

“BANA” means Bank of America, National Association, a national banking association, together with its successors and assigns.

“BANA(USA)” means Bank of America, National Association (USA), a national banking association, together with its successors and assigns.

“Bank” means FIA Card Services, National Association (formerly known as MBNA America Bank, National Association)), a national banking association, together with its successors and assigns (including BANA, as successor by merger to FIA).

“Bankruptcy” means, with respect to any Person, such Person having (i) filed a petition or commenced a proceeding (A) to take advantage of any bankruptcy, insolvency, or similar law or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to such Person or all or substantially all of its property, (ii) consented or failed to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding is not dismissed or stayed within 120 days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction decrees or orders relief with respect to any such petition or proceeding and such decree or order is not vacated or stayed within 90 days, (iii) admitted in writing its inability to pay its debts generally as they become due, (iv) made an assignment for the benefit of its creditors, (v) voluntarily suspended payment of its obligations, or (vi) taken any action in furtherance of any of the foregoing. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means the Administrative Services Agreement, the Allocation Agreement, the Transfer and Participation Agreement, the Revolving Credit Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Series Supplements, the Secured Note Trust Agreements, the Transfer Agreements, the Master Note Trust Agreement, the Contribution Agreement, the Loan Agreement Amendments, the Agency Amendments, the Class C Note Trust Amendments, the Indenture, the Emerald Program Documents, any Asset Representations Review Agreement, and all documents and certificates contemplated thereby or delivered in connection therewith.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“BONY” means The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on May 3, 2006, as amended or restated from time to time.

“Class C Note Trust Amendments” means each of (a) the Omnibus Amendment to MBNA Asset Backed Note Trusts Transfer Agreements, dated as of October 20, 2006, among each of the MBNA Asset Backed Note Trusts set forth on Schedule 1 thereto (collectively, the

“Class C Note Trusts”) and the Bank, and acknowledged and accepted by BONY, as indenture trustee and Master Trust II Trustee, and the Company, as transferor, (b) the Omnibus Amendment to MBNA Asset Backed Note Trusts Administration Agreements, dated as of October 20, 2006, among each of the Class C Note Trusts and the Bank, and acknowledged and accepted by BONY, as indenture trustee and Master Trust II Trustee, and the Company, as transferor and administrator, and consented to by WTC, as owner trustee, (c) the Omnibus Amendment to MBNA Asset Backed Note Trusts Control Agreements, dated as of October 20, 2006, among each of the Class C Note Trusts, the Bank, and BONY, as indenture trustee and Master Trust II Trustee, and acknowledged and accepted by the Company, as transferor, (d) the Omnibus Amendment to MBNA Asset Backed Note Trusts Indentures, dated as of October 20, 2006, among each of the Class C Note Trusts and BONY, as indenture trustee, and acknowledged and accepted by the Company, as transferor, the Bank, as administrator, and the Master Trust II Trustee, and (e) the Omnibus Amendment to MBNA Asset Backed Note Trusts Trust Agreements, dated as of October 20, 2006, between the Bank and WTC, as owner trustee, and acknowledged and accepted by BONY, as indenture trustee, and the Company, as transferor, each as amended, restated, supplemented or otherwise modified from time to time.

“Company” means BA Credit Card Funding, LLC, a Delaware limited liability company.

“Contribution Agreement” means the Contribution Agreement Relating to the Participation Interest in the BA Master Credit Card Trust II Participated Assets, dated as of October 20, 2006, among the Bank, BACCS and the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a).

“Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Directors, in their capacity as managers of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Emerald Program Documents” means each of (a) the Amended and Restated Dealer Agreement, dated as of October 20, 2006, among the Company, as transferor, the Master Note Trust, as issuer, and J.P. Morgan Securities Inc., as the dealer, (b) the Amended and Restated Dealer Agreement, dated as of October 20, 2006, among the Company, as transferor, the Master Note Trust, as issuer, and Lehman Brothers Inc., as the dealer, (c) the Amended and Restated Dealer Agreement, dated as of October 20, 2006, among the Company, as transferor, the Master Note Trust, as issuer, and Citigroup Global Markets Inc. (as successor to Salomon Smith Barney Inc.), as the dealer, (d) the Amended and Restated Dealer Agreement, dated as of October 20,

2006, among the Company, as transferor, the Master Note Trust, as issuer, and Goldman, Sachs & Co., as the dealer, (e) the Amended and Restated Dealer Agreement, dated as of October 20, 2006, among the Company, as transferor, the Master Note Trust, as issuer, and Banc of America Securities LLC, as the dealer, and (f) the Amended and Restated Maturity Note Purchase Agreement, dated as of October 20, 2006, among the Master Note Trust, the Company, as transferor, the Bank, as servicer, each of the Maturity Note Purchasers (as defined therein), each of the Covering Purchasers (as defined therein) and ABN AMRO Bank, N.V., as agent for the Maturity Note Purchasers (as defined therein) and as a Maturity Note Purchaser (as defined therein), each as amended, restated, supplemented or otherwise modified from time to time.

“Indenture” means the Second Amended and Restated Indenture, dated as of October 20, 2006, between the Master Note Trust and BONY, as indenture trustee, and acknowledged and accepted by the Bank, as servicer, as amended, restated, supplemented or otherwise modified from time to time.

“Independent Director” means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not (i) an employee, officer, director, partner or stock or other equity holder of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company or of an Affiliate of the Company that is a special-purpose bankruptcy-remote entity); (ii) a material creditor, customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

“Independent Director Agreement” means the letter agreement, dated May 4, 2006, made by Lord Securities Corporation and accepted by the Company, as amended, supplemented and otherwise modified from time to time.

“Loan Agreement Amendments” means each of (a) the First Amendment to Series 1996-M Loan Agreement, dated as of October 20, 2006, among the Bank, as seller and servicer, the Master Trust II Trustee, Credit Suisse, New York Branch, as agent, Banque Paribas, New York Branch, as co-agent and a CA Investor, and Alpine Securitization Corp., as a CA Investor, and acknowledged and accepted by the Company, as transferor, (b) the First Amendment to Series 1997-O Loan Agreement, dated as of October 20, 2006, among the Bank, as seller and servicer, the Master Trust II Trustee, WestLB, New York Branch (formerly known as Westdeutsche Landesbank Gironzentrale, AG, New York Branch) (“WestLB”), as agent, and Paradigm Funding LLC (“Paradigm”), as a CA Investor, and acknowledged and accepted by the Company, as transferor, (c) the First Amendment to Series 1998-B Loan Agreement, dated as of October 20, 2006, among the Bank, as seller and servicer, the Master Trust II Trustee, WestLB, as agent, and Paradigm, as a CA Investor, and acknowledged and accepted by the Company, as transferor, and (d) the First Amendment to Series 2000-L Loan Agreement, dated as of October 20, 2006, among the Bank, as seller and servicer, the Master Trust II Trustee, BNP Paribas, New York Branch, as agent and as a CA Investor, and Starbird Funding Corporation, as a CA Investor, and acknowledged and accepted by the Company, as transferor, each as amended, restated, supplemented or otherwise modified from time to time.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Master Note Trust” means the BA Credit Card Trust (formerly known as MBNA Credit Card Master Note Trust), a Delaware statutory trust, together with its successors and assigns.

“Master Note Trust Agreement” means the BA Credit Card Trust Third Amended and Restated Trust Agreement, dated as of October 20, 2006, between the Company, as beneficiary and as transferor, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee, and acknowledged and accepted by the Master Note Trust and the Bank, as predecessor beneficiary and transferor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Master Trust II” means the BA Master Credit Card Trust II created pursuant to the Pooling and Servicing Agreement.

“Master Trust II Obligations” means any Investor Certificate (as defined in the Pooling and Servicing Agreement) or other interest in Master Trust II issued under the Pooling and Servicing Agreement or any supplement thereto.

“Master Trust II Trustee” means BONY, as trustee for Master Trust II and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as appointed in the Pooling and Servicing Agreement.

“Material Action” means any action to do the following:

(i) consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (except as contemplated by the Basic Documents);

(ii) (A) file a petition or commence a proceeding (I) to take advantage of any bankruptcy, insolvency, or similar law with respect to the Company or (II) for the appointment of a trustee, conservator, receiver, or similar official for or relating to the Company or all or substantially all of its property, (B) consent or fail to object to any such petition filed or proceeding commenced against or with respect to the Company or all or substantially all of its property, (C) admit in writing the Company’s inability to pay its debts generally as they become due, (D) make an assignment for the benefit of the Company’s creditors, (E) voluntarily suspend payment of the Company’s obligations, or (F) take any action in furtherance of any of the foregoing; or

(iii) to the fullest extent permitted by law, dissolve or liquidate the Company.

“Member” means Bank of America, National Association, a national banking association, as the equity member of the Company, and includes any Person admitted as an additional equity member of the Company or a substitute equity member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Basic Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Original LLC Agreement” has the meaning set forth in the preamble to this Agreement.

“Participated Asset” means the “Participated Assets” and the “BACCHC Assets,” as such terms are defined in the Contribution Agreement.

“Participation Interest” has the meaning set forth in the Transfer and Participation Agreement.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization or entity, whether or not a legal entity, and any governmental authority.

“Pooling and Servicing Agreement” means the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, by and between the Company, as transferor, the Bank, as servicer, and the Master Trust II Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Purchased Assets” has the meaning set forth in Section 7(a)(i).

“Rating Agency” has the meaning set forth in the Pooling and Servicing Agreement.

“Rating Agency Condition” means that each Rating Agency shall have notified the Company and the Member in writing that any proposed assignment of any limited liability company interest in the Company pursuant to Section 21 or any amendment to this Agreement pursuant to Section 31, as applicable, will not result in a reduction or withdrawal of the rating of any outstanding securities issued by Master Trust II or the Master Note Trust to which it is a Rating Agency.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of October 20, 2006, between BACCS and the Company, and acknowledged and accepted by the Master Trust II Trustee and the Bank, as servicer for Master Trust II, as amended, restated, supplemented or otherwise modified from time to time.

“Revolving Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of October 20, 2006, between BACCS and the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Secured Note Trust” means the Delaware statutory trust created pursuant to the related Secured Note Trust Agreement.

“Secured Note Trust Agreement” means each of (a) the MBNA Asset Backed Note Trust (1998-E) Trust Agreement, dated as of August 11, 1998, between the Bank and Wilmington Trust Company, as Owner Trustee, as supplemented and amended from time to time, (b) the MBNA Asset Backed Note Trust (1999-B) Trust Agreement, dated as of March 26, 1999, between the Bank and Wilmington Trust Company, as Owner Trustee, as supplemented and amended from time to time, (c) the MBNA Asset Backed Note Trust (2000-D) Trust Agreement, dated as of May 10, 2000, between the Bank and Wilmington Trust Company, as Owner Trustee, as supplemented and amended from time to time, (d) the MBNA Asset Backed Note Trust (2000-E) Trust Agreement, dated as of May 31, 2000, between the Bank and Wilmington Trust Company, as Owner Trustee, as supplemented and amended from time to time, (e) the MBNA Asset Backed Note Trust (2000-H) Trust Agreement, dated as of August 22, 2000, between the Bank and Wilmington Trust Company, as Owner Trustee, as supplemented and amended from time to time, (f) the MBNA Asset Backed Note Trust (2001-B) Trust Agreement, dated as of March 7, 2001, between the Bank and Wilmington Trust Company, as Owner Trustee, as supplemented and amended from time to time, and (g) the MBNA Asset Backed Note Trust (2001-C) Trust Agreement, dated as of April 24, 2001, between the Bank and Wilmington Trust Company, as Owner Trustee, each as amended, restated, supplemented or otherwise modified from time to time.

“Series Supplement” means any supplement to the Pooling and Servicing Agreement executed and delivered in connection with the original issuance of Investor Certificates (as defined in the Pooling and Servicing Agreement) of a series and all amendments and/or restatements thereof and supplements thereto, including, without limitation, (a) the Fourth Amended and Restated Series 2001-D Supplement to the Pooling and Servicing Agreement, dated as of October 1, 2014, among the Company, as transferor, the Bank, as servicer, and the Master Trust II Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time, and (b) the Omnibus Amendment to the Series Supplements, dated as of October 20, 2006, among the Company, as transferor, the Bank, as servicer, and the Master Trust II Trustee.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Transfer Agreement” means each of (a) the Transfer Agreement, dated as of August 11, 1998, between the Bank and MBNA Asset Backed Note Trust (1998-E), as supplemented and amended from time to time, (b) the Transfer Agreement, dated as of March 26, 1999, between the Bank and MBNA Asset Backed Note Trust (1999-B), as supplemented and amended from time to time, (c) the Transfer Agreement, dated as of May 10, 2000, between the Bank and MBNA Asset Backed Note Trust (2000-D), as supplemented and amended from time to time, (d) the Transfer Agreement, dated as of May 31, 2000, between the Bank and MBNA Asset Backed Note Trust (2000-E), as supplemented and amended from time to time, (e) the Transfer Agreement, dated as of August 22, 2000, between the Bank and MBNA Asset Backed Note Trust (2000-H), as supplemented and amended from time to time, (f) the Transfer Agreement, dated as of March 7, 2001, between the Bank and MBNA Asset Backed Note Trust (2001-B), as supplemented and amended from time to time, and (g) the Transfer Agreement, dated as of April 24, 2001, between the Bank and MBNA Asset Backed Note Trust (2001-C), each as amended, restated, supplemented or otherwise modified from time to time.

“Transfer and Participation Agreement” means the Transfer and Participation Agreement, dated as of May 10, 2006, among BACCS, the Company, the Bank and BANA(USA), each as amended, restated, supplemented or otherwise modified from time to time.

“WTC” means Wilmington Trust Company, a Delaware banking corporation.

B. Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

Schedule B

Member

Name	Mailing Address	Limited Liability Company Interest
Bank of America, National Association	1020 North French Street Mail Code: DE5-002-02-06 Wilmington, DE 19884	100%

Schedule C

Management Agreement

[date]

BA Credit Card Funding, LLC

[Hearst Tower

214 North Tryon Street, Suite # 21-39

NC1-027-21-04

Charlotte, NC 28255]

Re:          Management Agreement – BA Credit Card Funding, LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as Directors of BA Credit Card Funding, LLC, a Delaware limited liability company (the “Company”), in accordance with the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 8, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), hereby agree as follows:

1. Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement is effective. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, that at no time shall it commence, or join in commencing, an involuntary bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against the Company.

3. This Management Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

In Witness Whereof, the undersigned have executed this Management Agreement as of the date first above written.

Schedule D

Directors

1. Joseph Lombardi

2. Stephanie L. Vincent

3. Scott W. McCarthy

4. Albert Fioravanti (independent)